EXHIBIT 99.1

FREEDOM HOLDINGS CORPORATE UPDATE; ANNOUNCES MANAGEMENT HAS SIGNED LETTER OF INTENT

Freedom Holdings signs Letter of Intent:

Chatsworth, California – July 2, 2024 – Freedom Holdings, Inc. aka Freedom Acquisition Corp ("FHLD" the "Company," OTC: FHLD) Company is pleased to announce Freedom Holdings new management has Chatsworth, CA – Freedom Holdings, Inc. aka Freedom Acquisition Corp ("FHLD" the "Company," OTC: FHLD) Freedom Holdings is pleased to announce that it has entered into a Letter of Intent with Co-Founders Johannes Vermandois and Eric Heimer to purchase Swedish company Franks AI AB the owner of the application known as Frank AI (Frank)

Freedom Holdings Inc introduces FrankAi, trusted AI-driven technology deploying across its entire product portfolio. FrankAi harnesses pioneering GenAI technology to tackle complex, real-world problems, enhancing software development and testing by automating repetitive, error-prone tasks that often require manual intervention due to their complexity. Rooted in transparency and trust, FrankAi is more than another coding assistant; it accelerates development, enhances team productivity, and delivers innovative business outcomes, while addressing existing and future talent gaps.

Frank is a GPT-4o powered search & chat AI bot that is user friendly, easy to talk to and blazingly fast.

Built on groundbreaking GPT-4o multimodal AI technology, Frank understands natural language and provides accurate and relevant answers whether you use text or voice. Frank can generate any image or text based on the input. Frank is available in over 100 languages worldwide and works worldwide. Frank’s app is available in both the Apple Store and Google Play and boasts a 4.7 rating by current subscribers.

Some key highlights about Frank AI are:

•	Hundreds of paid subscribers
•	High usage (Over 50 min/day average for active users)
•	Total Downloads: 135, 700 (iOS: 112 000 + Google Play: 23 700)
•	Average Monthly Downloads: 9000
•	4.8 App Store Rating
•	3,000+ 5-star App Store reviews
•	100% Organic traffic
•	Low maintenance costs
•	Email lists of approximately 120,000 user emails

John Vivian stated: “This acquisition opens doors that we are excited to walk through and will be the first of several acquisitions that will do nothing but add to the shareholder value. We are anxious to get started with Frank and his reach of the current and future revenue streams. The application is revenue positive which means shareholder value.  To date Frank’s subscriber base has been organically grown with very little marketing or publicity.  This speaks well of its future as we begin to incorporate a marketing plan for future growth.”

“Per the terms of the LOI, a definitive agreement will be prepared, and the audit process will begin. Once the audit has been completed a closing date will be set which we are hoping will be sometime before the end of September 2024. All efforts will be made to close as soon as possible” Vivian concluded.

Updates will be released as the transaction process moves forward.  More information pertaining to Frank AI can be found at

www.franks.ai

https://www.instagram.com/franks.ai/?igshid=NTc4MTIwNjQ2YQ%3D%3D

https://twitter.com/frankgptchat

https://www.tiktok.com/@ai.frankss

or the Apple Store and Google Play.

https://apps.apple.com/us/app/frank-ai-chat-assistant/id6444862862

https://play.google.com/store/apps/details?id

Press Release Contact:

John Vivian

Freedom Holdings, Inc.

Safe Harbor Statement

This press release contains statements, which may constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief, or current expectations of the Company, members of its management, and assumptions on which such statements are based. We caution prospective investors that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those contemplated by such forward-looking statements.

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